Exhibit 99.2

XEMOD INCORPORATED

INTERIM FINANCIAL STATEMENTS

Xemond Incorporated

Balance Sheet

June 30, 2002
(unaudited)
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$265
Accounts receivable	62
Inventory, net	203
Prepaid expenses	112

Total current assets	642
Machinery and equipment, net	1,913
Other assets	104

Total assets	$2,659

Liabilities, mandatorily redeemable convertible preferred stock and shareholders’ equity (deficit)
Current liabilities:
Current portion of capital leases	$245
Accounts payable	335
Accrued expenses	386
Deferred revenue	348

Total current liabilities	1,314
Capital leases, long term	166
Deferred revenue	3,049

Total liabilities	4,529

Commitments and contingencies
Mandatorily redeemable convertible preferred stock	25,425

Beneficial conversion features relating to mandatorily redeemable convertible preferred stock	612

Shareholders’ equity (deficit)
Common stock; no par value, 30,000,000 shares authorized, 3,108,256 shares issued and outstanding at June 30, 2002	274
Preferred stock warrants and other	971
Accumulated deficit	(29,152)

Total shareholders’ equity (deficit)	(27,907)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ equity (deficit)	$2,659

See accompanying notes.

Xemod Incorporated

Statement of Operations

	Eight Months Ended June 30,
	2002	2001
	(unaudited)	(unaudited)
	(in thousands)
Revenue	$1,386	$527
Cost of revenue	1,681	1,804

Gross margin (deficit)	(295)	(1,277)

Operating expenses:
Research and development	2,031	5,232
Selling, general and administrative	1,043	1,123

Total operating expenses	3,074	6,355

Operating loss	(3,369)	(7,632)

Other income (expense), net	(214)	90

Net loss	$(3,583)	$(7,542)

See accompanying notes.

Xemod Incorporated

Statement of Cash Flows

	Eight Months Ended June 30,
	2002	2001
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net loss	$(3,583)	$(7,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	536	502
Non-cash interest expense	112	28
Changes in assets and liabilities, net of non-cash items:
Accounts receivable	87	(100)
Inventory	394	(525)
Prepaid expenses	(106)	(19)
Other assets	8	—
Accounts payable	147	(151)
Accrued expenses	120	65
Deferred revenue	1,437	—

Net cash used in operating activities	(848)	(7,742)

Cash flows from investing activities:
Purchase of machinery and equipment	(2)	(929)

Net cash used in investing activities	(2)	(929)

Cash flows from financing activities:
Proceeds from bank borrowings	—	21
Repayment of bank and other borrowings	(1,617)	—
Repayment of capital leases	(473)	(199)

Net cash used in financing activities	(2,090)	(178)

Net decrease in cash and cash equivalents	(2,940)	(8,849)
Cash and cash equivalents at beginning of period	3,205	10,579

Cash and cash equivalents at end of period	$265	$1,730

See accompanying notes.

Xemod Incorporated

Notes to Financial Statements
Eight months ended June 30, 2002 and 2001
(unaudited)

1.    Basis of Presentation

Xemod Incorporated (the “Company”), incorporated in California on April 5, 1994, is engaged in the design, manufacture and distribution of silicon-based RF power semiconductor products. The Company is headquartered in Tempe, Arizona and has facilities in Santa Clara, California.

Prior to October 31, 2001, the Company had been in the development stage, engaged primarily in research and development. Revenues generated prior to fiscal year 2000 related primarily to engineering consulting projects. The Company began shipment of its product, QuikPac, in October 1999; however, related revenues through October 31, 2001 were not significant. Subsequent to October 31, 2001, the Company’s product and license revenues increased reflecting the commencement of significant sales activities. Accordingly, the Company was no longer considered to be in the development stage.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The accompanying unaudited financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended October 31, 2001, which are included in this report on Form 8-K/A as Exhibit 99.1.

2.    Inventory

Inventory consists of the following (in thousands):

June 30, 2002
(unaudited)
Raw materials	$666
Work-in-process	159
Finished goods	104

929
Less: Reserve for excess and obsolete inventory	(726)

$203

3.    License Agreement

On October 10, 2001, the Company entered into a license agreement (the “Agreement”) with M/A COM, Inc. (“M/A COM”) granting M/A COM the right to use and sell products that incorporate the Company’s LDMOS semiconductor processing technology, including future technology enhancements. The Company is also required to provide M/A COM with certain products and services during the 7.5 year term of the Agreement. Total license fees of $5.0 million are payable upon achievement of certain milestones specified in the Agreement. As of October 31, 2001, the Company successfully delivered product and documentation which meets the acceptance criteria of the first milestone and received $2.0 million in cash. In February 2002, the Company successfully achieved the second milestone and received an additional $2.0 million in cash. The remaining $1.0 million will be retained by M/A COM as security against future contingencies. The unpaid balance will accrue interest at 5% per annum and is payable in full upon expiration of the Agreement.

The Company is recognizing the first two milestone payments as revenue on a pro rata basis over a four year period which represents management’s estimate of the useful life of the licensed technology. Management also estimates that the Company’s other obligations to M/A COM will be completed during that time frame. Revenue recognition related to the final $1.0 million will be determined upon receipt. As of June 30, 2002, the Company has recognized approximately $603,000, of which $561,000 was recognized in the eight months ended June 30, 2002. The remaining $3.4 million is recorded as deferred revenue in the accompanying balance sheet.

4.    Bank Borrowing Arrangements

As of October 31, 2001 and 2000, the Company had a loan agreement with a bank that provided a revolving line of credit and an equipment financing line. The revolving line of credit provided for borrowings up to a limit of $500,000 through April 30, 2001. The revolving line of credit expired on April 30, 2001.

In 2000, the Company amended its loan agreement with the bank. Under the terms of the amendment, the Company could borrow up to $1 million under an equipment financing line through October 31, 2001. Advances under the equipment line bear interest at the 36-month Treasury note yield plus 300 basis points and have a term of 36 months. As of October 31, 2001 and 2000, there was $747,000 and $826,000, respectively, outstanding under the equipment line. In February 2002, all amounts outstanding under the line, including accrued interest, were paid in full.

On October 4, 2001, the Company amended its loan agreement with the bank to remove all financial covenants and release the bank’s interest in all previously identified collateral. Under the revised agreement, the Company was required to maintain a certificate of deposit with the bank equal to the amount outstanding under the line. When all amounts outstanding under the line were paid in full in February 2002, all restrictions on the cash balance were released.

5.    Related Party Transactions

On September 14, 2001, the Company issued a series of subordinated promissory notes to certain shareholders. The notes have an aggregate principal amount of $870,000, bear interest at 6% per annum, and are payable 120 days after issuance. In February 2002, the aggregate principal amount plus accrued interest was paid in full.

6.    Subsequent Event

On September 11, 2002, the Company was sold to Sirenza Microdevices, Inc., a Delaware corporation (“Sirenza”), pursuant to the terms of an Agreement and Plan of Reorganization dated as of August 15, 2002, by and among the Company, Sirenza, Xavier Merger Sub, Inc., a California corporation and wholly owned subsidiary of Sirenza (“Merger Sub”), U.S. Bank, N.A. as escrow agent, and Joseph Johnson as securityholder agent (the “Merger Agreement”), Merger Sub was merged with and into Xemod with Xemod continuing as the surviving corporation and a wholly owned subsidiary of Sirenza. The merger consideration was approximately $4.9 million in cash and accrued transaction costs, with additional cash considerations for the achievement of technology licensing objectives.